As filed with the Securities and Exchange Commission on        , 1998
                                                               -------
                                      Registration Statement No.
                                                                 ----------
          =================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               -----------------------
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
               -------------------------------------------------------

                            FLORIDA POWER & LIGHT COMPANY
                  (Exact name of registrant as specified in charter)

                 Florida                                   59-0247775
             (State or other                            (I.R.S. Employer
             jurisdiction of                          Identification No.)
             incorporation or
              organization)

                                700 Universe Boulevard
                              Juno Beach, Florida  33408
                                    (561) 694-4000
                 (Address, including zip code, and telephone number,
               including area code, of registrant's principal executive
                                       office)

                                   ---------------
             DENNIS P. COYLE,    JEFFREY I. MULLENS,    ROBERT J. REGER,
                   ESQ.                 P.A.               JR., ESQ.
           General Counsel and  Steel Hector & Davis   Reid & Priest LLP
                Secretary                LLP          40 West 57th Street
             Florida Power &     1900 Phillips Point  New York, New York
              Light Company             West                 10019
               700 Universe       777 South Flagler      (212) 603-2000
                Boulevard               Drive
           Juno Beach, Florida    West Palm Beach,
                  33408            Florida  33401
              (561) 694-4644       (561) 650-7257

            (Names, addresses, including, zip codes, and telephone numbers including area codes, of agents for service)

                                    -------------
                It is respectfully requested that the Commission send
                 copies of all notices, orders and communications to:

                                   S.K. Waite, Esq.
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                              New York, New York  10004
                                    (212) 858-1000
                                    --------------
             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
          PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

             IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

             IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

             IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

             IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME
          OFFERING. [ ]

             IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                                    --------------
                           CALCULATION OF REGISTRATION FEE
     ==========================================================================
                                         Proposed      Proposed
        Title of Each                     Maximum       Maximum
            Class                        Offering      Aggregate     Amount of
      of Securities to   Amount to be      Price       Offering    Registration
        be Registered     Registered     Per Unit*       Price          Fee
     --------------------------------------------------------------------------
       First Mortgage    $210,000,000     100.00%    $210,000,000     $61,950
            Bonds
     ===========================================================================

          * Estimated solely for the purpose of calculating the registration fee.

             Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement File No. 33-61390.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                                  Subject to Completion, Dated May   , 1998
                                                                   --

          PROSPECTUS



          FLORIDA POWER & LIGHT COMPANY


          FIRST MORTGAGE BONDS

             Florida Power & Light Company (FPL) intends from time to time to issue up to $500,000,000 aggregate principal amount of its First Mortgage Bonds (New Bonds) in one or more series at prices and on terms to be determined when the agreement to sell is made or at the time of sale.

             For each issue of New Bonds for which this Prospectus is being delivered (Offered Bonds) there is an accompanying Prospectus Supplement or Prospectus Supplements (Prospectus Supplement) that set forth, without limitation and to the extent applicable, the series designation, aggregate principal amount of the issue, purchase price, maturity, interest rate or rates (which may be either fixed or variable) or the method of determination of such rate or rates, times of payment of interest, the place where the principal of and interest on the Offered Bonds will be payable, the denominations in which the Offered Bonds are authorized to be issued, whether the Offered Bonds will be issued in registered form, in bearer form or both, whether all or a portion of the Offered Bonds will be issued in global form, redemption terms, if any, and other special terms of the Offered Bonds.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                  SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE
                  SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                     EXCHANGE COMMISSION OR ANY STATE SECURITIES
                        COMMISSION PASSED UPON THE ACCURACY OR
                           ADEQUACY OF THIS PROSPECTUS. ANY
                            REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

          The New Bonds may be sold directly by FPL or through agents designated from time to time or through underwriters or dealers or a group of underwriters. If any agents of FPL or any underwriters are involved in the sale of the Offered Bonds in respect of which this Prospectus is being delivered, the names of such agents or underwriters, the initial price to the public, any applicable commissions or discounts and the proceeds to FPL with respect to such Offered Bonds are set forth in the Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for underwriters or agents.




          The date of this Prospectus is          , 1998.
                                         ---------

                                AVAILABLE INFORMATION

             FPL is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), and in accordance therewith files reports and other information with the Securities and Exchange Commission (SEC). Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300 New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a World Wide Web site (http://www.sec.gov) that contains reports and other information filed by FPL.

             Security holders of FPL may obtain, upon request, copies of an Annual Report on Form 10-K of FPL containing financial statements as of the end of the most recent fiscal year audited and reported upon (with an opinion expressed) by independent auditors.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following FPL documents filed with the SEC are incorporated by reference in this Prospectus:

             1. Annual Report on Form 10-K for the year ended December 31, 1997 (Form 10-K).

             2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

             All documents filed by FPL with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             FPL will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the documents referred to above that have been incorporated by reference in this Prospectus excluding the exhibits thereto (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Robert J. Reger, Jr., Esq., Reid & Priest LLP, 40 West 57th Street, New York, New York, 10019, (212) 603-2000.


                                         FPL

             FPL was incorporated under the laws of Florida in 1925 and is engaged in the generation, transmission, distribution and sale of electric energy. The principal executive office of FPL is located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone (561) 694-4000, and the mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420. FPL supplies electric service throughout most of the east and lower west coasts of the State of Florida, serving an area of about 27,650 square miles with a population of approximately 7 million. During 1997, FPL served approximately 3.6 million customer accounts. All of the shares of common stock of FPL is owned by FPL Group, Inc. (FPL Group).

                                   USE OF PROCEEDS

             FPL is offering hereby a maximum of $500,000,000 aggregate principal amount of New Bonds. The net proceeds to be received from the sale of the New Bonds will be added to FPL's general funds and will be used for corporate purposes which may include, but are not limited to, the redemption or purchase of certain of its outstanding debt and preferred stock, the repayment of all or a portion of short-term borrowings outstanding, the repayment of all or a portion of any maturing long-term debt obligations and the financing of the acquisition or construction of additional electric facilities. Proceeds not immediately required for the foregoing purposes will be temporarily invested in short-term instruments.

             FPL maintains a continuous construction program, principally for electric generation, transmission and distribution facilities. FPL anticipates financing this program partially through internally generated funds, partially through the sale of additional securities, partially through short-term borrowings and partially through equity investments by FPL Group. See "Item
          1. Business - Capital Expenditures" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the Form 10-K incorporated by reference herein.

                          RATIO OF EARNINGS TO FIXED CHARGES

             The ratios of earnings to fixed charges for the years ended December 31, 1993 through 1997 are 3.03, 3.86, 4.33, 4.58 and
          4.95, respectively. The ratio of earnings to fixed charges for the quarter ended March 31, 1998 is 3.98.

                               DESCRIPTION OF NEW BONDS

             GENERAL. The New Bonds are to be issued under a Mortgage and Deed of Trust dated as of January 1, 1944, with Bankers Trust Company, as Trustee (Mortgage Trustee), and The Florida National Bank of Jacksonville (now resigned) as supplemented and amended, and as to be supplemented by one or more supplemental indentures relating to the New Bonds, all of which are collectively referred to as the "Mortgage".

             The following statements are brief summaries of certain provisions of the Mortgage, which is on file with the SEC and incorporated by reference herein, and do not purport to be complete. They make use of terms defined in the Mortgage. Reference is made to the Mortgage for a definition of these terms and for the complete provisions of the Mortgage. The following statements are qualified in their entirety by such reference.

             Reference is made to the Prospectus Supplement for the following terms of the Offered Bonds (among others): (i) the designation, series and aggregate principal amount of the Offered Bonds; (ii) the percentage or percentages of their principal amount at which such Offered Bonds will be issued; (iii) the date or dates on which the Offered Bonds will mature; (iv) the rate or rates (which may be either fixed or variable), and/or the method of determination of such rate or rates, per annum at which the Offered Bonds will bear interest; (v) the times at which such interest will be payable; (vi) the place where the principal of and interest on the Offered Bonds will be payable; (vii) the denominations in which the Offered Bonds are authorized to be issued; (viii) the redemption terms, if any; (ix) whether the Offered Bonds will be in registered form, in bearer form or both;
          (x) whether all or a portion of the Offered Bonds will be in global form; and (xi) any other terms or provisions relating to such Offered Bonds which are not inconsistent with the provisions of the Mortgage.

             FORM AND EXCHANGES. The New Bonds may be issued in fully registered form without coupons, in bearer form with or without coupons or any combination thereof. New Bonds in bearer form will not be offered, sold, resold or delivered in the United States or to United States persons in connection with their original issuance. Unless otherwise specified in the Prospectus Supplement, the New Bonds will be issuable in the form of registered bonds without coupons. New Bonds will be exchangeable without charge for other New Bonds of the same series and of the same or different authorized denominations, in each case for a like aggregate principal amount of New Bonds having the same issue date with identical terms and provisions, unless otherwise specified in the Prospectus Supplement. New Bonds may be transferred without charge, other than for applicable stamp taxes or other governmental charges, unless otherwise specified in the Prospectus Supplement. Reference is made to the Prospectus Supplement for additional requirements as to the form and method of exchange of the New Bonds. Additionally, New Bonds may be represented in whole or in part by global notes, and if so represented, beneficial interests in such global notes will be shown on and transfers thereof will be effected only through, records maintained by a designated depository and its participants.

             INTEREST AND PAYMENT. Reference is made to the Prospectus Supplement for the interest rate or rates (which may be either fixed or variable) and/or the method of determination of such rate or rates of the Offered Bonds and the date or dates on which such interest is payable. Unless otherwise specified in the Prospectus Supplement, principal and interest are payable in U.S. dollars at Bankers Trust Company in New York City.

             REDEMPTION AND PURCHASE OF OFFERED BONDS. See the Prospectus Supplement.

             SPECIAL PROVISIONS FOR RETIREMENT OF BONDS. If, during any 12 month period, mortgaged property is disposed of by order of or to any Federal, State, county, municipal or other governmental bodies or agencies, resulting in the receipt of $10 million or more as proceeds, FPL (subject to certain conditions) must apply such proceeds, less certain deductions, to the retirement of Bonds. Any series of Bonds may be redeemable at the redemption prices applicable for this purpose. See the Prospectus Supplement.

             SECURITY. The New Bonds together with all other Bonds now or hereafter issued under the Mortgage will be secured by the Mortgage, which constitutes, in the opinion of counsel to FPL, a first mortgage lien on all of the present properties and franchises of FPL (except as stated below), subject to (a) lease of minor portions of FPL's property to others for uses which, in the opinion of such counsel, do not interfere with FPL's business, (b) leases of certain property of FPL not used in its electric business, and (c) excepted encumbrances. There are excepted from the lien all cash and securities; certain equipment, materials or supplies and fuel (including Nuclear
          Fuel); automobiles and other vehicles; receivables, contracts, leases and operating agreements; and timber, minerals, mineral rights and royalties.

             The Mortgage contains provisions subjecting after-acquired property (subject to pre-existing liens) to the lien thereof, subject to limitations in the case of consolidation, merger or sale of substantially all of FPL's assets. Property acquired since the most recent recording of a supplemental indenture may also be subject to possible rights of others which may attach prior to recordation of a supplemental indenture subsequent to the acquisition of such property.

             The Mortgage provides that the Mortgage Trustee shall have a lien upon the mortgaged property, prior to the Bonds, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities.

             ISSUANCE OF ADDITIONAL BONDS. The maximum principal amount of Bonds which may be issued under the Mortgage is unlimited. Bonds of any series may be issued from time to time on the basis of (1) 60% of Property Additions after adjustments to offset retirements, (2) retirement of Bonds or qualified lien bonds, and
          (3) deposit of cash. With certain exceptions in the case of (2) above, the issuance of Bonds is subject to adjusted net earnings for 12 consecutive months out of the preceding 15 months before income taxes being either at least twice the annual interest requirements on, or 10% of the principal amount of, all Bonds at the time outstanding, including the additional issue, and all indebtedness of prior or equal rank. Such adjusted net earnings are computed after provision for retirement and depreciation of property equal to the replacement requirements of the Mortgage for such period.

             Property Additions generally include plants, lines, pipes, mains, cables, machinery, boilers, transmission lines, pipe lines, distribution systems, service systems and supply systems, Nuclear Fuel that has been expressly subjected to the lien and operation of the Mortgage, railroad cars, barges and other transportation equipment (other than trucks) for the transportation of fuel, and other property, real or personal, and improvements, extensions, additions, renewals or replacements located within the United States of America or its coastal waters. Any such property, whether or not in operation, can be used as Property Additions prior to the obtaining of permits or licenses. Property Additions may not include securities, fuel (including Nuclear Fuel unless expressly subjected to the lien and operation of the Mortgage), automobiles or other vehicles, or property used principally for the production or gathering of natural gas. Under the Mortgage, FPL could issue approximately $4.5 billion of additional first mortgage bonds based on unfunded Property Additions and $3.3 billion of additional first mortgage bonds based on the retirement of Bonds at December 31, 1997.

             The Mortgage contains certain restrictions upon the issuance of Bonds against property subject to liens and upon the increase of the amount of such liens.

             RELEASE AND SUBSTITUTION OF PROPERTY. Property may be released against (1) deposit of cash or, to a limited extent, purchase money mortgages, (2) Property Additions, and (3) waiver of the right to issue Bonds without applying any earnings test. Cash so deposited and cash deposited against the issuance of additional Bonds may be withdrawn upon the bases stated in (2) and (3) above. When property released is not funded property, Property Additions used to effect the release may again, in certain cases, become available as credits under the Mortgage, and the waiver of the right to issue Bonds to effect the release may, in certain cases, cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The Mortgage contains special provisions with respect to qualified lien bonds pledged, and disposition of monies received on pledged prior lien bonds. FPL may, without any release, consume in its operations Nuclear Fuel even if such Nuclear Fuel has been expressly subjected to the lien and operation of the Mortgage.

             DIVIDEND RESTRICTIONS. The Mortgage contains provisions restricting an amount of retained earnings which can be used to pay cash dividends on common stock. The amount restricted is subject to being increased or decreased on the basis of various factors and any restricted retained earnings can be used for various purposes. No retained earnings were restricted, as a result of these provisions of the Mortgage, as of December 31, 1997.

             MODIFICATION OF THE MORTGAGE. Generally the rights of the Bondholders may be modified with the consent of 66-2/3% of the Bonds and, if less than all series of Bonds are affected, the consent also of 66-2/3% of Bonds of each series affected. FPL has reserved the right to amend the Mortgage without any consent or other action by the holders of any series of Bonds created after April 30, 1992 (including the New Bonds) so as to substitute for the foregoing provisions the following: Generally the rights of the Bondholders may be modified with the consent of a majority of the Bonds, but if less than all series of the Bonds are affected, only the consent of a majority of the affected Bonds is required. In general, no modification of the terms of payment of principal and interest, no modification of the obligations of FPL under Section 64 of the Mortgage (until the foregoing substitution is made), and no modification affecting the lien or reducing the percentage required for modification, are effective against any Bondholder without such Bondholder's consent.

             DEFAULT AND NOTICE THEREOF. Defaults are: default in payment of principal; default for 60 days in payment of interest or of installments of funds for retirement of Bonds; certain defaults with respect to qualified lien bonds; certain events in bankruptcy, insolvency or reorganization; and default for 90 days after notice on other covenants. The Mortgage Trustee may withhold notice of default (except in payment of principal, interest or any fund for retirement of Bonds), if it thinks it is in the interests of the Bondholders.

             Holders of 25% of the Bonds may declare the principal and the interest due on default, but a majority may annul such declaration if such default has been cured. No holder of Bonds may enforce the lien of the Mortgage unless (1) such holder has given the Mortgage Trustee written notice of a default; (2) 25% of the Bonds have requested the Mortgage Trustee to act and offered it reasonable opportunity to act and indemnity satisfactory to the Mortgage Trustee against the costs, expenses and liabilities to be incurred thereby; and (3) the Mortgage Trustee has failed to act. The Mortgage Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that the repayment is not reasonably assured. A majority of the Bonds may direct the time, method, and place of conducting any proceedings for any remedy available to the Mortgage Trustee, or exercising any trust or power conferred upon the Mortgage Trustee.

             SATISFACTION AND DISCHARGE OF MORTGAGE. Upon FPL's making due provision for the payment of all of the Bonds and paying all other sums due under the Mortgage, the Mortgage may be satisfied and discharged of record.

             EVIDENCE TO BE FURNISHED TO THE MORTGAGE TRUSTEE. Compliance with Mortgage provisions is evidenced by written statements of FPL's officers or persons selected or paid by FPL. In certain major matters the accountant, appraiser, engineer or counsel must be independent. Various certificates and other papers are required to be filed annually and in certain events, including an annual certificate with reference to compliance with the terms of the Mortgage and absence of default.

             CONCERNING THE MORTGAGE TRUSTEE. In the regular course of business, FPL may obtain short-term funds from several banks, including Bankers Trust Company.

                                 PLAN OF DISTRIBUTION

             FPL may sell the New Bonds in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents.
          The Prospectus Supplement with respect to the Offered Bonds sets forth the terms of the offering of the Offered Bonds, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Bonds and the proceeds to FPL from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

             If underwriters are used in the sale, the New Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The New Bonds may be offered to the public either through underwriting syndicates represented by one or more managing underwriters as may be designated by FPL, or directly by one or more of such firms. The underwriter or underwriters with respect to a particular underwritten offering of Offered Bonds are named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Bonds will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Bonds if any are purchased.

             New Bonds may be sold directly by FPL or through agents designated by FPL from time to time. The Prospectus Supplement sets forth the name of any agent involved in the offer or sale of the Offered Bonds in respect of which the Prospectus Supplement is delivered as well as any commissions payable by FPL to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

             If so indicated in the Prospectus Supplement, FPL will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Bonds from FPL at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

             Agents and underwriters may be entitled under agreements entered into with FPL to indemnification by FPL against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (Securities Act).

                                       EXPERTS

             The consolidated financial statements of FPL and its subsidiaries appearing in FPL's Annual Report on Form 10-K incorporated by reference herein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in said Annual Report on Form 10-K, which report is incorporated herein by reference, and have been so incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

             Legal conclusions and opinions specifically attributed to counsel in the documents incorporated herein by reference have been reviewed by Steel Hector & Davis LLP, West Palm Beach, Florida, counsel to FPL, and are set forth on the authority of said firm as experts.

                                    LEGAL OPINIONS

             The legality of the New Bonds will be passed upon for FPL by Steel Hector & Davis LLP, West Palm Beach, Florida, and Reid & Priest LLP, New York, New York, co-counsel to FPL, and for any underwriter or agent by Winthrop, Stimson, Putnam & Roberts, New York, New York. Reid & Priest LLP and Winthrop, Stimson, Putnam & Roberts may rely as to all matters of Florida law upon the opinion of Steel Hector & Davis LLP. Steel Hector & Davis LLP may rely as to all matters of New York law on the opinion of Reid & Priest LLP.


                               ------------------------

             NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH AN OFFER MADE BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FPL OR ANY OTHER PERSON, UNDERWRITER, DEALER OR AGENT.
          NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FPL SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                   PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

             The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting and/or agents compensation, are:

               Filing Fee for Registration Statement  . . . . . . . $61,950
               Legal and Accounting Fees  . . . . . . . . . . . .  $125,000
               Printing (S-3, Prospectus, Prospectus
                Supplement, etc.) . . . . . . . . . . . . . . . . . $15,000
               Fee of Trustee . . . . . . . . . . . . . . . . . . .  $5,250
               Florida Taxes  . . . . . . . . . . . . . . . . .  $1,155,000
               Rating Agencies' Fees  . . . . . . . . . . . . . . . $75,000
               Miscellaneous  . . . . . . . . . . . . . . . . . . . $12,800
                                                                    -------
                  Total . . . . . . . . . . . . . . . . . . . .  $1,450,000
                                                                 ==========

          -------------------
          *  Estimated



             ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 607.0850 of the Florida Statutes generally permits FPL to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to FPL if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of FPL. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, FPL may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of FPL. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute
          (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes
          Section 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

             Furthermore, Florida Statutes section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to FPL or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitute (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable,
          (iv) in a proceeding by or in the right of FPL to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of FPL, or willful misconduct, or (v) in proceeding by or in the right of someone other than FPL or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term recklessness, as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

             FPL's Bylaws provide generally that FPL shall, to the fullest extent permitted by law, indemnify all directors and officers of FPL, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of FPL, as well as any employees or agents of FPL or other persons serving at the request of FPL in any capacity with any entity or enterprise other than FPL to whom FPL has agreed to grant indemnification (each, an "Indemnified Person") to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified Person (including attorneys' fees) and all liabilities and losses (including judgments, fines, and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

             In addition, FPL carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.

          ITEM 16.  EXHIBITS.

          1(a)    - Form of Underwriting Agreement.
          1(b)    - Form of Distribution Agreement.
          *4(a)   - Restated Articles of Incorporation of FPL dated March
                    23, 1992 (filed as Exhibit 3(i)a to Form 10-K for the year ended December 31, 1993, File No. 1-3545).
          *4(b)   - Amendment to FPL's Restated Articles of Incorporation
                    dated March 23, 1992 (filed as Exhibit 3(i)b to
                    Form 10-K for the year ended December 31, 1993, File No. 1-3545).
          *4(c)   - Amendment to FPL's Restated Articles of Incorporation
                    dated May 11, 1992 (filed as Exhibit 3(i)c to Form 10-K for the year ended December 31, 1993, File No. 1-3545).
          *4(d)   - Amendment to FPL's Restated Articles of Incorporation
                    dated March 12, 1993 (filed as Exhibit 3(i)d to
                    Form 10-K for the year ended December 31, 1993, File No. 1-3545).
          *4(e)   - Amendment to FPL's Restated Articles of Incorporation
                    dated June 16, 1993 (filed as Exhibit 3(i)e to
                    Form 10-K for the year ended December 31, 1993, File No. 1-3545).
          *4(f)   - Amendment to FPL's Restated Articles of Incorporation
                    dated August 31, 1993 (filed as Exhibit 3(i)f to
                    Form 10-K for the year ended December 31, 1993, File No. 1-3545).
          *4(g)   - Amendment to FPL's Restated Articles of Incorporation
                    dated November 30, 1993 (filed as Exhibit 3(i)g to
                    Form 10-K for the year ended December 31, 1993, File No. 1-3545).
          *4(h)   - Mortgage and Deed of Trust dated as of January 1, 1944,
                    and Ninety-seven Supplements thereto, between FPL and Bankers Trust Company, Trustee (filed as Exhibit B-3, File No. 2-4845; Exhibit 7(a), File No. 2-7126; Exhibit 7(a), File No. 2-7523; Exhibit 7(a), File No. 2-7990;
                    Exhibit 7(a), File No. 2-9217; Exhibit 4(a)-5, File No. 2-10093; Exhibit 4(c), File No. 2-11491; Exhibit 4(b)-
                    1, File No. 2-12900; Exhibit 4(b)-1, File No. 2-13255;
                    Exhibit 4(b)-1, File No. 2-13705; Exhibit 4(b)-1, File No. 2-13925; Exhibit 4(b)-1, File No. 2-15088; Exhibit
                    4(b)-1, File No. 2-15677; Exhibit 4(b)-1, File No. 2-
                    20501; Exhibit 4(b)-1, File No. 2-22104; Exhibit 2(c),
                    File No. 2-23142;   Exhibit 2(c), File No. 2-24195;
                    Exhibit 4(b)-1, File No. 2-25677; Exhibit 2(c), File No. 2-27612; Exhibit 2(c), File No. 2-29001; Exhibit 2(c), File No. 2-30542; Exhibit 2(c), File No. 2-33038;
                    Exhibit 2(c), File No. 2-37679; Exhibit 2(c), File No. 2-39006; Exhibit 2(c), File No. 2-41312; Exhibit 2(c),
                    File No. 2-44234; Exhibit 2(c), File No. 2-46502;
                    Exhibit 2(c), File No. 2-48679; Exhibit 2(c), File No. 2-49726; Exhibit 2(c), File No. 2-50712; Exhibit 2(c),
                    File No. 2-52826; Exhibit 2(c), File No. 2-53272;
                    Exhibit 2(c), File No. 2-54242; Exhibit 2(c), File No. 2-56228; Exhibits 2(c) and 2(d), File No. 2-60413;
                    Exhibits 2(c) and 2(d), File No. 2-65701; Exhibit 2(c), File No. 2-66524; Exhibit 2(c), File No. 2-67239;
                    Exhibit 4(c), File No. 2-69716; Exhibit 4(c), File No. 2-70767; Exhibit 4(b), File No. 2-71542; Exhibit 4(b),
                    File No. 2-73799; Exhibits 4(c), 4(d) and 4(e), File No. 2-75762; Exhibit 4(c), File No. 2-77629; Exhibit

                    4(c), File No. 2-79557; Exhibit 99(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669; Exhibit 99(a) to Post-Effective Amendment No. 1 to Form S-3, File No. 33-46076; Exhibit 4(b) to Form 10-K for the year ended December 31, 1993, File No. 1-3545; Exhibit 4(i) to Form 10-Q for the quarter ended June 30, 1994, File No. 1-3545; Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 1995, File No. 1-3545; and
                    Exhibit 4(a) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3545).
          4(i)    - Form of Supplemental Indenture relating to New Bonds.
          5(a)    - Opinion of Steel Hector & Davis LLP, counsel to FPL.
          5(b)    - Opinion of Reid & Priest LLP, co-counsel to FPL.
          *12     - Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to Form 10-K for the fiscal year ended December 31, 1997, File No. 1-3545 and as Exhibit 12 to Form 10-Q for the quarter ended March 31, 1998, File No. 1-3545).
          23(a)   - Consent of Deloitte & Touche LLP.
          23(b)   - Consent of Steel Hector & Davis LLP (contained in
                    opinion filed as Exhibit 5(a) hereto).
          23(c)   - Consent of Reid & Priest LLP (contained in opinion
                    filed as Exhibit 5(b) hereto).
          24      - Power of Attorney (included on the signature page of
                    this registration statement).
          25      - Statement on Form T-1 of Bankers Trust Company with
                    respect to the Mortgage.

          -----------------
          *  Incorporated herein by reference as indicated.

          ITEM 17.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3)
             of the Securities Act;

               (ii) to reflect in the Prospectus any facts or events
             arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to
             the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

             Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                      SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, and State of Florida, on the 18th of May 1998.

                                        FLORIDA POWER & LIGHT COMPANY

                                        By        /s/ Paul J. Evanson
                                           --------------------------------
                                          Paul J. Evanson (President and
                                           Director)

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                   SIGNATURE                 TITLE              DATE
                   ---------                 -----              ----


            /s/ James L. Broadhead
            ----------------------    Principal Executive
              James L. Broadhead     Officer and Director
            (Chairman of the Board)


             /s/ K. Michael Davis
            -----------------------
               K. Michael Davis       Principal Financial
               (Vice President,         and Accounting
            Accounting, Controller          Officer
             and Chief Accounting
                   Officer)


              /s/ Dennis P. Coyle
            ----------------------
                Dennis P. Coyle


           /s/ Lawrence J. Kelleher
            -----------------------
             Lawrence J. Kelleher


            /s/ Thomas F. Plunkett                          May 18, 1998
            -----------------------        Directors
              Thomas F. Plunkett


                /s/ C.O. Woody
            -----------------------
                  C.O. Woody


            /s/ Michael W. Yackira
           ------------------------
              Michael W. Yackira

                                EXHIBIT INDEX


          Exhibit          Description
          -------          -----------

          1(a)    - Form of Underwriting Agreement.
          1(b)    - Form of Distribution Agreement.
          *4(a)   - Restated Articles of Incorporation of FPL dated March
                    23, 1992 (filed as Exhibit 3(i)a to Form 10-K for the year ended December 31, 1993, File No. 1-3545).
          *4(b)   - Amendment to FPL's Restated Articles of Incorporation
                    dated March 23, 1992 (filed as Exhibit 3(i)b to
                    Form 10-K for the year ended December 31, 1993, File
                    No. 1-3545).
          *4(c)   - Amendment to FPL's Restated Articles of Incorporation
                    dated May 11, 1992 (filed as Exhibit 3(i)c to Form 10-K for the year ended December 31, 1993, File No. 1-3545).
          *4(d)   - Amendment to FPL's Restated Articles of Incorporation
                    dated March 12, 1993 (filed as Exhibit 3(i)d to
                    Form 10-K for the year ended December 31, 1993, File
                    No. 1-3545).
          *4(e)   - Amendment to FPL's Restated Articles of Incorporation
                    dated June 16, 1993 (filed as Exhibit 3(i)e to
                    Form 10-K for the year ended December 31, 1993, File
                    No. 1-3545).
          *4(f)   - Amendment to FPL's Restated Articles of Incorporation
                    dated August 31, 1993 (filed as Exhibit 3(i)f to
                    Form 10-K for the year ended December 31, 1993, File
                    No. 1-3545).
          *4(g)   - Amendment to FPL's Restated Articles of Incorporation
                    dated November 30, 1993 (filed as Exhibit 3(i)g to
                    Form 10-K for the year ended December 31, 1993, File
                    No. 1-3545).
          *4(h)   - Mortgage and Deed of Trust dated as of January 1, 1944,
                    and Ninety-seven Supplements thereto, between FPL and Bankers Trust Company, Trustee (filed as Exhibit B-3, File No. 2-4845; Exhibit 7(a), File No. 2-7126; Exhibit 7(a), File No. 2-7523; Exhibit 7(a), File No. 2-7990;
                    Exhibit 7(a), File No. 2-9217; Exhibit 4(a)-5, File No. 2-10093; Exhibit 4(c), File No. 2-11491; Exhibit 4(b)-
                    1, File No. 2-12900; Exhibit 4(b)-1, File No. 2-13255;
                    Exhibit 4(b)-1, File No. 2-13705; Exhibit 4(b)-1, File No. 2-13925; Exhibit 4(b)-1, File No. 2-15088; Exhibit
                    4(b)-1, File No. 2-15677; Exhibit 4(b)-1, File No. 2-
                    20501; Exhibit 4(b)-1, File No. 2-22104; Exhibit 2(c),
                    File No. 2-23142;   Exhibit 2(c), File No. 2-24195;
                    Exhibit 4(b)-1, File No. 2-25677; Exhibit 2(c), File
                    No. 2-27612; Exhibit 2(c), File No. 2-29001; Exhibit 2(c), File No. 2-30542; Exhibit 2(c), File No. 2-33038;
                    Exhibit 2(c), File No. 2-37679; Exhibit 2(c), File No. 2-39006; Exhibit 2(c), File No. 2-41312; Exhibit 2(c),
                    File No. 2-44234; Exhibit 2(c), File No. 2-46502;
                    Exhibit 2(c), File No. 2-48679; Exhibit 2(c), File No. 2-49726; Exhibit 2(c), File No. 2-50712; Exhibit 2(c),
                    File No. 2-52826; Exhibit 2(c), File No. 2-53272;
                    Exhibit 2(c), File No. 2-54242; Exhibit 2(c), File No. 2-56228; Exhibits 2(c) and 2(d), File No. 2-60413;
                    Exhibits 2(c) and 2(d), File No. 2-65701; Exhibit 2(c), File No. 2-66524; Exhibit 2(c), File No. 2-67239;
                    Exhibit 4(c), File No. 2-69716; Exhibit 4(c), File No. 2-70767; Exhibit 4(b), File No. 2-71542; Exhibit 4(b),
                    File No. 2-73799; Exhibits 4(c), 4(d) and 4(e), File
                    No. 2-75762; Exhibit 4(c), File No. 2-77629; Exhibit 4(c), File No. 2-79557; Exhibit 99(a) to Post-Effective Amendment No. 5 to Form S-8, File No. 33-18669; Exhibit 99(a) to Post-Effective Amendment No. 1 to Form S-3, File No. 33-46076; Exhibit 4(b) to Form 10-K for the year ended December 31, 1993, File No. 1-3545; Exhibit 4(i) to Form 10-Q for the quarter ended June 30, 1994, File No. 1-3545; Exhibit 4(b) to Form 10-Q for the quarter ended June 30, 1995, File No. 1-3545; and
                    Exhibit 4(a) to Form 10-Q for the quarter ended March 31, 1996, File No. 1-3545).
          4(i)    - Form of Supplemental Indenture relating to New Bonds.
          5(a)    - Opinion of Steel Hector & Davis LLP, counsel to FPL.
          5(b)    - Opinion of Reid & Priest LLP, co-counsel to FPL.
          *12     - Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12 to Form 10-K for the fiscal year ended December 31, 1997, File No. 1-3545 and as Exhibit 12 to Form 10-Q for the quarter ended March 31, 1998, File No. 1-3545).
          23(a)   - Consent of Deloitte & Touche LLP.
          23(b)   - Consent of Steel Hector & Davis LLP (contained in
                    opinion filed as Exhibit 5(a) hereto).
          23(c)   - Consent of Reid & Priest LLP (contained in opinion
                    filed as Exhibit 5(b) hereto).
          24      - Power of Attorney (included on the signature page of
                    this registration statement).
          25      - Statement on Form T-1 of Bankers Trust Company with
                    respect to the Mortgage.

          -----------------
          *  Incorporated herein by reference as indicated.